EXHIBIT 10.1

TRACE ANALYTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of January 1st, 2019 (the “Effective Date”) by and between Trace Analytics, Inc., a Washington corporation (the “Company”), and Applied Biosciences Corp., a Nevada corporation (“Purchaser”).

1. Sale of Stock. Subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement and each of the Related Agreements by the parties hereto and thereto, or on such later date as the Company and Purchaser shall agree (the “Purchase Date”), the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 520,410 shares of the Company’s Common Stock (the “Shares”) at a purchase price of $2.40 per share for a total purchase price of $1,250,000 (the “Aggregate Purchase Price”), of which 205,410 shares (the “Restricted Shares”) shall be subject to the Right of Repurchase set forth in Section 3(b) (the balance referred to herein as the “Unrestricted Shares”). On the Purchase Date, Purchaser will deliver the Aggregate Purchase Price to the Company and the Company will enter the Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company. The Company will deliver to Purchaser two stock certificates representing the Unrestricted Shares and the Restricted Shares as soon as practicable following such date. As used elsewhere herein, the term “Shares” refers to all of the Shares purchased hereunder and all securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Consideration. As consideration for the mutual promises and covenants set forth in this Agreement, Purchaser will deliver the Aggregate Purchase Price by: (i) a check made out to the Company in the amount of $750,000 for the Unrestricted Shares and (ii) the issuance of the equivalent of $500,000 in restricted common stock of Purchaser, par value $.001 per share, based on the valuation of Purchaser’s stock price on the Purchase Date, for the Restricted Shares.

3. Future Transactions. The Company and Purchaser acknowledge that (i) the Company’s agreement to sell the Shares is based, in part, on the expectation that Purchaser will aid the Company in developing certain markets for the Company’s analytical services, and (ii) there may be future needs for investments or injections of additional capital by Purchaser to fund the Company’s business.

(a) Option to Purchase Additional Shares. In the event Purchaser elects to invest additional funds in the Company on or before the first anniversary of the Effective Date, in amounts and otherwise on terms acceptable to the Company’s Board of Directors, Purchaser, at its sole discretion, shall have the option to structure the transaction as a loan in an arm’s length transaction or as an additional purchase of common stock of the Company at a pre-money valuation for the Company of $2,500,000.

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(b) Option to Repurchase the Restricted Shares. Upon the occurrence of any Repurchase Trigger Event (as defined in subsection (ii), below), and upon the Company’s subsequent, timely election to exercise this option, the Purchaser shall sell to the Company, and the Company shall repurchase from the Purchaser, all, but not less than all, of the Restricted Shares under the terms and subject to the conditions set forth in this subsection 3(b) (the “Repurchase Option”).

(i) The Company must give written notice to the Purchaser that the Company is proceeding to repurchase the Restricted Shares within sixty (60) days after the occurrence of the Trigger Event that entitles the Company to exercise the Repurchase Option. The Company’s notice shall reference the Trigger Event that the Company is relying upon. The failure of the Company to exercise the Repurchase Option after the occurrence of a Trigger Event shall not prevent the Company from exercising the option upon the occurrence of a subsequent Trigger Event.

(ii) The occurrence of any of the following events shall constitute a Repurchase Trigger Event:

(1) The failure of Purchaser to exercise commercially reasonable efforts during calendar year 2019 to facilitate discussions with potential clients for the Company’s services, specifically with regards to products outside the purview of those listed in RCW 69.50.010(bb)), that collectively have the potential to purchase at least One Million Dollars in services from the Company at prices and on terms of sale substantially similar to the prevailing market prices and conditions for similar services.

(2) The Company has received notice of any sanction or penalty as a result of an action or regulatory proceeding brought against Purchaser, or any of its officers or directors where such action or regulatory proceeding is directly related to such officers or directors activities on behalf of Purchaser, for violation of any rule of the Securities and Exchange Commission (SEC) or the Financial Industry Regulatory Authority (“FINRA”).

(3) The Company has received notice that Purchaser, or any of its officers or directors who are not promptly terminated or removed, is subject to the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (the “Securities Act”).

(4) The Company has received notice that Purchaser willfully or recklessly misrepresented or omitted to state any material fact in the negotiation and consummation of the transactions contemplated by this Agreement.

(5) The Company has received notice of the attempted disposition of any of the Shares in breach of Purchaser’s obligations under this Agreement and the Related Agreements (and in such event, the Company’s repurchase option shall extend to all Shares sold to Purchaser pursuant to this Agreement).

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(iii) The purchase price per share of the Shares being repurchased by the Company shall be an amount equal the Purchaser’s original cost per share, as adjusted for any stock splits or similar events (the “Repurchase Price”). The Company shall pay the aggregate Repurchase Price to the Purchaser within thirty (30) days after the date of the written notice to the Purchaser required by subsection (i) above, either in cash, or by transferring to Purchaser a sufficient number of shares of the restricted common stock of Purchaser referred to in Section 2, above, or by any combination thereof. For this purpose, Purchaser’s common stock shall be valued at the per share price that is the greater of (x) the value assigned to Purchaser’s common stock at the Purchase Date, or (y) the value of such stock on the date when the repurchase is made. The shares being repurchased shall be delivered to the Company by the Purchaser at the same time as the delivery of the Repurchase Price to the Purchaser.

(iv) Until such time as the Company exercises this Repurchase Option, Purchaser (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares, including the Restricted Shares; subject, however, to the limitations on transfer identified in Section 4, below.

(v) The Company may assign its rights under the Repurchase Option at any time, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. The exercise or non-exercise of this Repurchase Option following the occurrence of any Trigger Event shall not adversely affect the Company’s right to exercise this Repurchase Option with respect to any subsequent Trigger Event. This Repurchase Option will expire if it is not exercised by the Company prior to December 31, 2020.

(i) (c) Option to Force the Sale of the Restricted Shares. Upon the occurrence of any Forced Sale Trigger Event (as defined in subsection (ii), below), and upon the Purchaser’s subsequent, timely election to exercise this option, the Purchaser shall sell to the Company, and the Company shall repurchase from the Purchaser, all, but not less than all, of the Restricted Shares under the terms and subject to the conditions set forth in this subsection 3(c) (the “Forced Sale Option”). The Purchaser must give written notice to the Company that the Purchaser is proceeding to force the repurchase of the Restricted Shares within sixty (60) days after the occurrence of the Forced Sale Trigger Event that entitles the Purchaser to exercise the Forced Sale Option. The Purchaser’s notice shall reference the Forced Sale Trigger Event that the Purchaser is relying upon. The failure of the Purchaser to exercise the Forced Sale Option after the occurrence of a Forced Sale Trigger Event shall not prevent the Purchaser from exercising the option upon the occurrence of a subsequent Forced Sale Trigger Event.

(ii) The occurrence of any of the following events shall constitute a Forced Sale Trigger Event:

(1) As a result of the Company’s, or any of its officers or directors actions, an action or regulatory proceeding is brought against the Purchaser, or any of its officers or directors and , for violation of any rule of the Securities and Exchange Commission (SEC) or the Financial Industry Regulatory Authority (“FINRA”), and such action or regulatory proceeding is not dismissed or settled within sixty days after its commencement and without any sanction or penalty against the Purchaser, or any of its officers or directors.

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(2) The Purchaser has received notice that Company willfully or recklessly misrepresented or omitted to state any material fact in the negotiation and consummation of the transactions contemplated by this Agreement.

(iii) The terms and purchase price per share of the Shares being repurchased by the Company under the Forced Sale Option shall be the same as under the Repurchase Option as described in Section 3(b)(iii) above.

(iv) Until such time as the Purchaser exercises this Forced Sale Option, Purchaser (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares, including the Restricted Shares; subject, however, to the limitations on transfer identified in Section 4, below.\

4. Limitations on Transfer. Purchaser acknowledges and agrees that the Shares purchased under this Agreement are subject to (i) the provisions of the this Agreement and the Related Agreements, (ii) terms and conditions that apply to the Company’s Common Stock, as set forth in the Company’s Bylaws, as may be in effect at the time of any proposed transfer (the “Bylaw Provisions”), and (iii) any other limitation or restriction on transfer created by applicable laws.

(a) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the Related Agreements, the Bylaw Provisions and the provisions of this Agreement

(b) Termination of Rights. The transfer restrictions set forth herein, shall terminate upon (i) the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement, and Purchaser shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

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5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any other person or entity and shall not transfer the Shares to any other person or entity for one year from the Effective Date without the consent of the Company’s Board of Directors.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities.

(d) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 4(d), Purchaser acknowledges and agrees to the restrictions set forth in Section 4(e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser represents that Purchaser is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Purchaser also agrees to notify the Company if Purchaser becomes subject to such disqualifications after the date hereof.

(g) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Any stock certificate or, in the case of uncertificated securities, any notice of issuance, for the Shares, shall bear the following legends (as well as any legends required by the Company or applicable state and federal corporate and securities laws):

(i) “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) “THE SECURITIES referenced herein ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE Company AND THE stockholder, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE Company at no charge.”

(iii) THE SECURITIES REFERENCED HEREIN ARE SUBJECT TO A VOTING AGREE-MENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY AT NO CHARGE), AND BY ACCEPTING ANY INTEREST IN SUCH STOCK THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUD-ING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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(d) Legend and Notice Removal. When all of the following events have occurred, the Shares then held by Purchaser will no longer be subject to the legend specified in Section 6(a)(ii) and the Company will remove any stop-transfer notices associated with the transfer restrictions imposed by this Agreement:

(i) the expiration or termination of the lock-up provisions of Section 4 and of any agreement entered pursuant to Section 4.

After such time and upon Purchaser’s request, a new stock certificate or, in the case of uncertificated securities, notice of issuance, for the remaining Shares, shall be issued without the legend specified in Section 6(a)(ii) and delivered to Purchaser.

7. Certain Defined Terms.

(a) “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.

(b) “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any Director whether compensated for such services or not.

(c) “Director” means a member of the Board of Directors of the Company.

(d) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(e) “Related Agreements” means a Stockholder Agreement and a Voting Agreement, each to be entered into between Purchaser, the Company, and certain other shareholders of the Company, and substantially in the form attached as Exhibit 2 and Exhibit 3, respectively.

(f) “Subsidiary” means any corporation (other than the Company or Purchaser, as the case may be) in an unbroken chain of corporations beginning with the Company or Purchaser if each of the corporations or other limited liability entities other than the last in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain.

8. Company Representations and Warranties. The Company represents and warrants to Purchaser as follows:

(a) Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation under the laws of each country, state, province, territory or other jurisdiction in which it owns or leases any real or personal property or has employees. Further, the Company has delivered to Purchaser true, correct, and complete copies of its Organizational Documents, as currently in effect.

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(b) Authority; No Conflict. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the contemplated transactions. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, including the approval of the contemplated transactions by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation, of the Company, enforceable against it in accordance with its terms, subject to general equity principles and bankruptcy, insolvency, reorganization, and similar laws affecting the rights of creditors generally.

(c) Current Shareholders. The Company has authorized 5,000,000 common shares in its Articles of Incorporation, of which only 250,000 common shares have been issued to each of Gordon Fagras and Jason Zitzer.

(d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions shall, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;

(ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which the Company or any of its assets may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets owned or used by The Company except any Encumbrance created or expressly agreed to by Purchaser.

(e) Financial Statements. The Company has delivered to Purchaser a balance sheet of the Company as of November 30, 2018, that include the Assets (the “Balance Sheet”), and the related statements of income and cash flow for the period ended September 30, 2018, compiled by the Company. Such financial statements and notes fairly present the financial condition and the results of operations and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, determined in accordance with GAAP.

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(f) Books and Records. The books of account, minute books, and other records of the Company, which reflect ownership, and disposition of its assets, all of which have been made available to Purchaser, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of direc-tors, and committees of the board of directors of the Company with respect to the ownership and disposition of the its assets, and no meeting of any such shareholders, board of directors, or committee has been held to address the ownership or disposition of the its assets for which minutes have not been prepared and are not contained in such minute books.

(g) Title to Properties; Encumbrances. The Company owns all the properties and assets (whether tangible or intangible) that it purports to own and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All of the Company’s assets are free and clear of all Encumbrances.

(h) Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the account-ing records of the Company as of the Closing Date that pertain to the Assets (collectively, the “Accounts Receivable”) represent or shall represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The Accounts Receivable reflected as of the Purchase Date shall not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Subject to the reserves set forth in the accounting records of the Company which reserve shall not constitute a greater percentage of Accounts Receivable on the Purchase Date than the reserve on the Balance Sheet constituted of the Accounts Receivable reflected thereon, each of the Accounts Receivable either has been or shall be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Accounts Receivable.

(i) No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature relating to the Assets (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof (none of which involve any tort claim, breach of contract, or violation of any Legal Requirement).

(j) Taxes. The Company is current in the filing of all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company will certify that the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company.

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(k) No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets (including, but not limited to, Intellectual Property Assets), or condition of the Company, and to the Knowledge of the Company no event has occurred or circumstance exist that may result in such a material adverse change.

(l) Compliance with Legal Requirements. The Company is, and at all times since its incorporation, has been, in full compliance with each legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets and no event has occurred or circumstance exists that (i) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Further, the Company has not received, at any time since its incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regard-ing (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of it to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(m) Governmental Authorizations. The Disclosure Memorandum contains a complete and accurate list of each material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the material assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in the Disclosure Memorandum is valid and in full force and effect. The Governmental Authorizations listed in the Disclosure Memorandum collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit it to own and use its assets in the manner in which it currently owns and uses such assets.

(n) Legal Proceedings; Orders. Except as set forth in the Disclosure Memorandum, there is no pending Proceeding:

(i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, The Company;

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions; and

(iii) no such Proceeding has been Threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(o) Absence of Certain Changes and Events. Except as set forth in the Disclosure Memorandum or as expressly contemplated by this Agreement, since the date of the Balance Sheet, with respect to the Company and its assets, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

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(i) increase of any salaries or other compensation to any officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(ii) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(iii) damage to or destruction or loss of any of its assets, whether or not covered by insurance, materially and adversely affecting its properties, assets, business, financial condition, or prospects, taken as a whole;

(iv) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transac-tion involving a total remaining commitment by or to it of at least $5,000;

(v) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any of its assets or mortgage, pledge, or imposition of any lien or other encumbrance on any of its material assets, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(vi) cancellation or waiver of any claims or rights with a value to it in excess of $5,000;

(vii) material change in the accounting methods used by it; or agreement, whether oral or written, by it to do any of the foregoing.

(p) Contracts. The Disclosure Memorandum contains a complete and accurate list of those items concerning the Company:

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $25,000 or that otherwise involves expenditures or receipts of the Company in excess of $25,000;

(ii) each lease, rental, or occupancy agreement, license, installment, and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

(iii) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

(iv) each collective bargaining agreement and other Applica-ble Contract to or with any labor union or other employee repre-sentative of a group of employees;

(v) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(vi) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

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(vii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services;

(viii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Busi-ness;

(ix) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing; and

(x) except as set forth in the Disclosure Memorandum, to the Knowledge of the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(q) No Defaults. Each Contract identified or required to be identified in the Disclosure Memorandum (“Material Contracts”) is in full force and effect and is valid and enforceable in accordance with its terms and, except as set forth in the Disclosure Memorandum:

(i) the Company is in full compliance with all applicable terms and requirements of each Material Contract under which it has or had any obligation or liability or by which it or any of the Assets are or were bound;

(ii) each other Person that has or had any obligation or liabil-ity under any Material Contract under which the Company has or had any rights is, and at all times since December 30, 2010 has been, in full compliance with all applicable terms and requirements of such Material Contract; and

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.

(r) Insurance. The Company maintains adequate insurance policies.

(s) Environmental Matters. Except as set forth in the Disclosure Memorandum:

(i) the Company is, and at all times has been, in full compliance with all applicable Environmental Laws and has not received notice from any person, including any Governmental Body, of any actual or potential violation of any Environ-mental Law with respect to any of the Facilities or any other properties or assets in which the Company has an interest;

(ii) there are no pending or, to the Knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environ-mental Law, with respect to or affecting any of the Facilities or any other properties and assets in which the Company has or had an interest;

(iii) there are no Hazardous Materials present on, at or beneath any of the Facilities. Neither the Company nor, to the Knowledge of the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which the Company has or had an interest except in full compliance with all applicable Environmental Laws;

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(iv) there has been no release (as such term is defined under CERCLA) or, to the Knowledge of the Company, Threat of release, of any Hazardous Materials at or from the Facilities or at or from any other properties and assets in which the Company has or had an interest, whether by The Company or any other Person; and

(v) the Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facili-ties, or concerning compliance by the Company or any other Person for whose conduct the Company is or may be held responsi-ble, with Environmental Laws.

(t) Labor Relations; Compliance. The Company has not been and is not a party to any collective bargaining or other labor Contract nor to the Company’s knowledge, is it currently subject to liability for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(u) Intellectual Property. As used in this Agreement, “Intellectual Property Assets” means:

(i) all United States and foreign inventions and discoveries, whether or not patentable or reduced to practice, and all United States and foreign patents, registration and applications for the foregoing, including provisional applications, continuations, continuations-in-part, divisions, invention disclosure statements, statutory invention registrations, reissues, renewals and extensions and improvements thereto (“Patent Rights”);

(ii) all United States, state and foreign trademarks, service marks, logos, brand names, certification marks, collective marks, Internet domain names, trade dress and trade names (including all assumed or fictitious names under which the Company is conducting its business or has within the previous five years conducted its business), whether registered or unregistered, and pending applications to register the foregoing and intent-to-use applications (“Trademarks”);

(iii) all United States and foreign published and unpublished works of authorship, whether copyrightable or not, whether registered or unregistered and pending applications to register the same together with all renewals, extensions, restorations and reversions thereof (“Copyrights”);

(iv) all confidential and proprietary information and ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, processes, schematics, drawings, prototypes, models, designs, customer lists, supplier lists, mailing lists, business plans, or other proprietary information (“Trade Secrets”); and

(v) rights of publicity, privacy and other intellectual property or proprietary rights.

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(v) Intellectual Property Ownership. The Disclosure Memorandum contains a list and description (showing in each case any product, device, process, service, business or application covered thereby, the registered or other owner, expiration date and number), if any, of the (i) Patent Rights, (ii) Trademarks, (iii) Copyrights, and (iv) Trade Secrets owned by, licensed to, or used by the Company which are part of the Assets. Except as disclosed on the Disclosure Memorandum, the Company either: (i) owns the entire right, title and interest in and to the Intellectual Property Assets, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same.

(w) Certain Payments. None of the Company, any director, officer, agent, or employee of the Company, or to the Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special con-cessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

(x) Relationships with Related Persons. Except as set forth on the Disclosure Memorandum, no Related Person of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible) included in the Assets. No Related Person of the Company owns (of record or as a beneficial owner) an equity interest, or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a “Competing Business”) in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Compet-ing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in the Disclosure Memorandum, no Related Person of the Company is a party to any Contract with, or has any claim or right against, the Company. For purposes of this Agreement, “Related Persons” refers only to Mr. Jason Zitzer and Mr. Gordon Fagras.

(y) Disclosure. No representation or warranty of the Company in this Agreement and no statement in the Disclosure Memorandum omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given shall contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. The Company has no Knowledge of any event or fact that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Memorandum.

(z) Investment Disclosure. The Company has reviewed information provided by Purchaser in connection with the decision to purchase the Stock, including Purchaser’s publicly-available filings with the SEC. Purchaser has provided the Company with all the information that the Company has requested in connection with the decision to purchase the Stock. The Company further represents that the Company has had an opportunity to ask questions and receive answers from Purchaser regarding the business, properties, prospects and financial condition of Purchaser. All such questions have been answered to the full satisfaction of the Company.

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9. Representations And Warranties Of Purchaser. Purchaser represents and warrants to the Company as follows:

(a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Purchaser has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

(b) Authority. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to general equity principles and bankruptcy, insolvency, reorganization, and similar laws affecting the rights of creditors generally.

(c) No Conflict. Purchaser is not and shall not be required to obtain any Consent from any Person in connection with the execu-tion and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(d) Investment Disclosure. The Purchaser has reviewed information provided by Company in connection with the decision to purchase the Stock, including the Company’s most recent financial statements. Company has provided the Purchaser with all the information that the Purchaser has requested in connection with the decision to purchase the Stock. The Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, and that all such questions have been answered to the full satisfaction of Purchaser.

10. No Competition. For a period of two years after the Purchase Date:

(a) any Related Person of the Company as of the Purchase Date, shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, or render services or advice to, any company whose primary product or service is the analysis, testing, and certification of products defined in RCW 69.50.010(bb)). The Company agrees that this covenant is reasonable with respect to its duration, geographical area, and scope; and

(b) neither the Company nor Purchaser, nor any of their Affiliates or Subsidiaries, shall, directly or indirectly, either for itself or any other Person, (i) induce or attempt to induce any employee of the other Party to leave the employ of such Party, (ii) in any way interfere with the relationship between the other Party and any of its employees, (iii) employ any employee of the other Party, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of the other Party to cease doing business with such Party, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the other Party; provided, however, that the restrictions in this section shall not apply to any employee who solicits either Party for employment directly on such employee’s own initiative or any employee who responds to a general solicitation of employment not specific or targeted to employees of the other Party.

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11. Remedies for Breach of Warranty.

(a) All of the representations and warranties of the Company contained in Section 8 of this Agreement shall survive (unless the Purchaser knew of any misrepresentation or breach of warranty at the Effective Date) and continue in full force and effect until 11:59 pm on December 31, 2019, except that any willful or reckless material misrepresentation shall survive and continue in full force and effect forever thereafter. All of the other representations, warranties, and covenants of the Parties contained in this Agreement, including the options provided for in Section 3, shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the Effective Date) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

(b) In the event Company breaches any of its representations and warranties set forth in Section 8, above, and provided that the Purchaser makes a written claim for indemnification within thirty (30) days after the survival period set forth in Section 11(a), above, then the Company shall indemnify the Purchaser from and against the entirety of any action, proceeding, penalty, fine, loss, liability, lien, or expense (including court costs and reasonable attorneys' fees) the Purchaser may suffer (collectively, “Adverse Consequences”) through and after the date of the claim for indemnification resulting from, arising out of, or caused by the breach.

(c) The Purchaser and the Company acknowledge and agree that the foregoing indemnification provisions shall be the exclusive remedy of the Purchaser with respect to the Company, its Subsidiaries, and the Related Persons for breach of any warranty or representation set forth in Section 8 of this Agreement, and Purchaser hereby waives any statutory, equitable, or common law rights or remedies that it may have regarding any such breach.

12. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Washington and agree that any such litigation shall be conducted only in the courts of Washington or the federal courts of the United States located in Washington and no other courts.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

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(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other docu-ments, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(e) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(f) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight courier, or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(j) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Purchaser hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

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The parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

THE COMPANY: TRACE ANALYTICS INC.

By:	/s/ Gordon Fargas
(Signature)

Name:	Gordon Fagras
Title:	CEO

Address:

United States

PURCHASER: APPLIED BIOSCIENCES CORP.

By:	/s/ Chris Bridges
(Signature)

Name:	Chris Bridges
Title:	President

COMMON STOCK PURCHASE AGREEMENT OF TRACE ANALYTICS INC.

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EXHIBIT 1

DISCLOSURE MEMORANDUM

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RECEIPT

TRACE ANALYTICS INC., a Washington corporation (the “Company”), hereby acknowledges receipt of:

_____ A check in the amount of $750,000

_____ The issuance of certain shares of the Purchaser’s stock having an aggregate value equal to $500,000 given by APPLIED BIOSCIENCES CORP. as consideration for 520,410 shares of Common Stock of the Company recorded on the books of the Company as Certificate No. _________.

Dated: ______________________	THE COMPANY:
TRACE ANALYTICS INC.

By:
(Signature)

Name:
Title:

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RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of 520,410 shares of Common Stock of TRACE ANALYTICS INC., a Washington corporation (the “Company”).

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Common Stock Purchase Agreement that Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the aforementioned certificate issued in the undersigned’s name.

Dated: __________________________	PURCHASER:

APPLIED BIOSCIENCES CORP.

By:
(Signature)

Name:
Title:

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EXHIBIT 2

STOCKHOLDER AGREEMENT

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EXHIBIT 3

VOTING AGREEMENT

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